UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 15, 2023

BJ’S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, the Board of Directors (the “board”) of BJ’s Wholesale Club Holdings, Inc. (the “company”) appointed C. Marie Robinson and Steven L. Ortega as members of the board, effective immediately. The term of each director expires at the annual meeting of shareholders to be held in 2024, or upon the election and qualification of successor directors. At the time of their appointments, it was not determined which board committees Ms. Robinson and Mr. Ortega would sit on.

There are no arrangements or understandings between either Ms. Robinson or Mr. Ortega and any other person pursuant to which they were selected as a director, and neither has a family relationship with any director or executive officer of the company. Neither Ms. Robinson nor Mr. Ortega has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their appointment and in accordance with the company’s compensation policy for non-employee directors, each of Ms. Robinson and Mr. Ortega will each receive: (i) annual cash compensation of $95,000 for their service as a director and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board; and (ii) an initial award of restricted stock units with a value equal to a prorated portion of the $150,000 annual grant made to non-employee directors based on the length of time remaining until the anniversary of the company’s 2023 annual meeting of shareholders, which will vest on the earlier of (a) the day immediately preceding the date of the annual meeting of shareholders to be held in 2024 and (b) June 15, 2024, subject to each of Ms. Robinson’s and Mr. Ortega’s continued service.

Each of Ms. Robinson and Mr. Ortega have entered into the company’s standard form indemnification agreement in the form filed as Exhibit 10.27 to the company’s registration statement on Form S-1 (File No. 333-229593), filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2019.

Item 5.07             Submission of Matters to a Vote of Security Holders.

At the company’s annual meeting of shareholders on June 15, 2023 (the “annual meeting”), a total of 125,287,032 shares of the company’s common stock were present in person or represented by proxy, representing approximately 93.23% of the company’s common stock outstanding as of April 24, 2023, the record date. The voting results for the proposals considered and voted upon at the annual meeting, each of which were described in the company’s definitive proxy statement, filed with the SEC on May 4, 2023, are set forth below.

Item 1 – The shareholders of the company elected Chris Baldwin, Darryl Brown, Bob Eddy, Michelle Gloeckler, Maile Naylor (nee Clark), Ken Parent, Chris Peterson and Robert Steele as directors to hold office until the company’s annual meeting of shareholders to be held in 2024 and until their respective successors have been duly elected and qualified. The results of the shareholders’ vote with respect to the election of each director were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Chris Baldwin	115,472,383	3,423,111	6,391,538
Darryl Brown	113,992,151	4,903,343	6,391,538
Bob Eddy	115,209,478	3,686,016	6,391,538
Michelle Gloeckler	105,462,410	13,433,084	6,391,538
Maile Naylor (nee Clark)	117,649,763	1,245,731	6,391,538
Ken Parent	116,866,126	2,029,368	6,391,538
Chris Peterson	117,380,042	1,515,452	6,391,538
Rob Steele	117,580,237	1,315,257	6,391,538

Item 2 – The shareholders approved, on an advisory (non-binding) basis, the compensation of the company’s named executive officers. The results of the shareholders’ vote with respect to the compensation of the company’s named executive officers were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
112,209,900	6,386,415	299,179	6,391,538

Item 3 – The shareholders of the company ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the company’s fiscal year 2023. The results of the shareholders’ vote with respect to the ratification were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
119,249,036	5,775,236	262,760	—

Item 7.01             Regulation FD Disclosure.

On June 16, 2023, the company issued a press release announcing that Ms. Robinson and Mr. Ortega have been appointed to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press release of BJ’s Wholesale Club Holdings, Inc., dated June 16, 2023.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Executive Vice President, Secretary